D-Wave Selects Boca Raton for New Corporate Headquarters and U.S. R&D Facility

New headquarters to advance quantum computing development, technology workforce growth and innovation in Florida, accelerating the state’s emergence as a quantum hub

Facility to serve as key development hub for D-Wave’s annealing quantum computers

PALO ALTO, Calif. & Boca Raton, Florida – January 27, 2026 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company, providing annealing and gate-model systems, software, and services, today announced that it has selected Boca Raton, Florida as the location of its new corporate headquarters and a key U.S. research and development (R&D) facility. A U.S. company since going public on the New York Stock Exchange in 2022, D-Wave plans to transition its headquarters from Palo Alto, California to Boca Raton, Florida before the end of 2026.
The move to Boca Raton comes amid increased interest in and demand for D-Wave’s quantum computing technology and systems. By establishing a key development hub in Boca Raton, D-Wave expects to support the advancement of its annealing quantum system roadmap with core R&D, testing and support functions housed in the new facility. In addition, the move provides D-Wave with bicoastal presence for system redundancy in the case of disaster recovery. The new corporate headquarters will be located at the historic Boca Raton Innovation Center (BRiC). BRiC blends its rich technological heritage with modern infrastructure and a strong focus on community and innovation, making it a unique destination in South Florida.
The new location further expands D-Wave’s North American presence, which includes a gate-model-focused R&D center in New Haven, CT, a Quantum Engineering Center of Excellence in Burnaby, BC, and systems located in Marina Del Rey, CA and Huntsville, AL. In addition, D-Wave today announced an agreement to install an Advantage2 TM annealing quantum computer at Florida Atlantic University’s (FAU) Boca Raton campus. The agreement represents a $20 million commitment from FAU, aiming to accelerate and solidify the state of Florida’s position as a leader in quantum computing.
“Florida represents one of the fastest growing technology ecosystems in the United States, and as such it was the ideal choice for our new corporate headquarters and U.S. R&D facility,” said Dr. Alan Baratz, CEO of D-Wave. “The state offers a rich scientific and educational environment, a growing pool of highly skilled tech talent, and a vibrant spirit of innovation that made it attractive to D-Wave. With our new headquarters in Boca Raton, D-Wave will bring to South Florida incredible opportunities for advanced research, talent recruitment, and high-impact technology development that is shaping the future of computing.”
Florida lawmakers and academic leaders affirmed their support for the headquarters’ relocation, highlighting the state’s expanding leadership in quantum computing,
"Florida is an increasingly attractive base for high tech companies that contribute to manufacturing, critical life sciences R&D, transportation and logistics, cybersecurity and our national defense, and it’s thrilling that D-Wave—one of the industry’s most innovative leaders—has selected the state for its new corporate headquarters,” said Florida Secretary of Commerce J. Alex Kelly. “We’re excited to welcome D-Wave to Florida as it accelerates the development and delivery of its quantum computing technologies, which will help further establish the state as a center of high demand job growth and business formation through innovation.”
“For decades, Boca Raton has played a key role in the computing revolution, and today our city took a major step forward in powering the next transformation in computing—quantum,” said Scott Singer, mayor of Boca Raton. “By welcoming D-Wave’s flagship U.S. R&D operations and its global headquarters to the Boca Raton Innovation Center, we are strengthening our position as a destination for advanced innovation, attracting top-tier technology talent, and laying the foundation for long-term economic growth.”
“We’ve been mobilizing educators, employers, and investors in the Palm Beaches to engage with quantum computing and other emerging technologies,” said Kelly Smallridge, president and CEO, Business Development Board of Palm Beach County. “Having D-Wave, a pioneer and leader in quantum computing, locate its headquarters in Boca Raton is a major milestone in establishing South Florida as an emerging tech hub."

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
D-Wave Quantum Inc.
Alex Daigle
media@dwavesys.com